SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 2, 2001


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
Delaware                               L.O.M. Medical Technologies, Inc.                                    98-0178784
(State or other jurisdiction of    (Exact name of registrant as specified in      (I.R.S. Employer Identification No.)
incorporation or organization)                  its charter)
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Suite 3 - 1482 Springfield Road, Kelowna, British Columbia, Canada       V1Y 5V3
(Address of principal executive offices)                              (Zip Code)


                                 (250) 762-7552
              (Registrant's telephone number, including area code)



                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010
                                   Page 1 of 2


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ITEM 5. OTHER EVENTS

On March 2, 2001, our Board of Directors appointed Dr. Harold Punnett as a director.

Dr. Harold Punnett, age 45, is a member of our Board of Directors. In 1984, Dr. Punnett received a doctorate in Dentistry from the University of British Columbia. He also studied Science and History at San Francisco University. To meet continuing education requirements, Dr. Punnett attends approximately 30 hours of seminars per year. He belongs to the Canadian Dental Association and the British Columbia College of Dental Surgeons. Since he graduated from the University of British Columbia and continuing to the present, Dr. Punnett has been the owner of Dr. H. Punnett, Inc., located in British Columbia. Dr. Punnett is currently a director of Red Emerald Resource Corporation located in British Columbia.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                              L.O.M. Medical Technologies, Inc.


DATED: April 24, 2001                     By: /s/ John Klippenstein
                                             --------------------------------
                                             John Klippenstein, President


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